Exhibit 99.2

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

PARKWAY PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On September 4, 2013, Parkway Properties, Inc., or Parkway, and Thomas Properties Group, Inc., or TPGI, and certain of their respective affiliates, entered into a definitive agreement and plan of merger, which is referred to as the merger agreement. On December 19, 2013, the merger transactions were completed, and Parkway and TPGI combined through a merger of TPGI with and into Parkway, with Parkway surviving the merger, which is referred to as the parent merger.

Under the terms of the merger agreement, upon the parent merger each share of TPGI common stock was converted into the right to receive 0.3822 of a newly issued share of Parkway common stock. Upon the closing of the merger transactions, former Parkway stockholders held approximately 78.7% of the combined company, which we refer to as the Combined Corporation, and former TPGI stockholders held approximately 21.3% percent of the issued and outstanding shares of common stock of the Combined Corporation.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting, with Parkway considered the acquirer of TPGI. Under the acquisition method of accounting, the purchase price is allocated to the underlying TPGI tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. The aggregate purchase price for financial statement purposes was based on the actual closing price per share of Parkway common stock on the closing date ($18.05).

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give pro forma effect to events that are: (1) directly attributable to the parent merger; (2) factually supportable; and (3) expected to have a continuing impact on the results of operations of the Combined Corporation following the parent merger. This information is presented for illustrative purposes only and is not indicative of the combined operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The unaudited pro forma condensed consolidated financial statements, although helpful in illustrating the financial characteristics of the Combined Corporation under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the parent merger and do not attempt to predict or suggest future results. The projected operating synergies are expected to include approximately $13.9 million in combined annual cost synergies (these synergies have not been reflected in the pro forma condensed consolidated statement of operations). The unaudited pro forma condensed consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities resulting from the parent merger as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the parent merger. However, such costs could affect the Combined Corporation following the parent merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of the Combined Corporation following the parent merger.

The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with:

•the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•
the historical audited consolidated financial statements of Parkway as of and for the year ended December 31, 2012, as restated for discontinued operations, included in Parkway's Current Report on Form 8-K filed on January 3, 2014, and the historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2013, included in Parkway’s Quarterly Report on Form 10-Q; and

•
the historical audited consolidated financial statements of TPGI as of and for the year ended December 31, 2012, included in TPGI’s Annual Report on Form 10-K and filed as Exhibit 99.1 to Parkway's Current Report on Form 8-K on October 4, 2013, and the historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2013, included in TPGI’s Quarterly Report on Form 10-Q and filed as Exhibit 99.1 to this Current Report on Form 8-K.

PARKWAY PROPERTIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013
(Unaudited)
(In thousands, except share data)

	Parkway Historical	TPGI Historical	Pro Forma Adjustments		TPGI Pro Forma	Parkway Pro Forma
Assets
Real estate related investments:
Office and parking properties	$1,873,094	$968,491	$(335,491)	(2)	$633,000	$2,506,094
Accumulated depreciation	(220,164)	(126,372)	126,372	(3)	—	(220,164)
	1,652,930	842,119	(209,119)		633,000	2,285,930
Land available for sale	250	—	—		—	250
Mortgage loan	3,523	—	—		—	3,523
Investments in unconsolidated real estate entities	87,109	66,308	(18,588)	(4)	47,720	134,829
Condominium units held for sale	—	29,388	—		29,388	29,388
Receivables and other assets	151,487	111,223	(70,507)	(5)	40,716	192,203
Note receivable, net	78,800	—	(78,800)	(6)	(78,800)	—
Intangible assets, net	109,163	—	73,935	(7)	73,935	183,098
Management contracts, net	13,656	—	4,334	(8)	4,334	17,990
Marketable securities	—	9,160	—		9,160	9,160
Assets held for sale	—	—	354,079	(9)	354,079	354,079
Restricted cash	—	8,794	(4,369)	(10)	4,425	4,425
Cash and cash equivalents	42,518	62,274	(15,831)	(11)	46,443	88,961
Total assets	$2,139,436	$1,129,266	$35,134		$1,164,400	$3,303,836

Liabilities
Notes payable to banks	$391,000	$—	$—		$—	$391,000
Unsecured loan	—	80,000	(80,000)	(6)	—	—
Mortgage notes payable	722,313	595,538	(259,807)	(12)	335,731	1,058,044
Accounts payable and other liabilities	102,654	97,523	25,318	(13)	122,841	225,495
Below market rents	—	—	53,005	(14)	53,005	53,005
Liabilities held for sale	—	—	260,618	(9)	260,618	260,618
Losses and distributions in excess of investments in unconsolidated real estate entities	—	276	(276)	(15)	—	—
Total liabilities	1,215,967	773,337	(1,142)		772,195	1,988,162

Equity
Stockholders' equity:
Common stock	69	586	(567)	(16)	19	88
Additional paid-in capital	1,100,613	261,893	75,687	(17)	337,580	1,438,193
Accumulated other comprehensive loss	(2,353)	—	—		—	(2,353)
Accumulated deficit	(387,737)	(20,798)	(24,602)	(18)	(45,400)	(433,137)
Total stockholders' equity	710,592	241,681	50,518		292,199	1,002,791
Noncontrolling interests - real estate partnerships	212,877	54,152	(34,495)	(19)	19,657	232,534
Noncontrolling interests - unit holders in operating partnership	—	60,096	20,253	(20)	80,349	80,349
Total equity	923,469	355,929	36,276		392,205	1,315,674
Total liabilities and equity	$2,139,436	$1,129,266	$35,134		$1,164,400	$3,303,836

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

PARKWAY PROPERTIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
(Unaudited)
(In thousands, except per share data)

	Parkway Historical	TPGI Historical	Pro Forma Adjustments		TPGI Pro Forma	Parkway Pro Forma
Revenues
Income from office and parking properties	$204,936	$42,833	$26,617	(22)	$69,450	$274,386
Management company income	13,302	—	—		—	13,302
Investment advisory, management, leasing and development services	—	12,922	(8,431)	(23)	4,491	4,491
Reimbursement of property personnel costs	—	2,879	(1,327)	(24)	1,552	1,552
Condominium sales	—	11,423	—		11,423	11,423
Total revenues	218,238	70,057	16,859		86,916	305,154
Expenses and other
Property operating expenses	79,871	25,484	5,679	(25)	31,163	111,034
Depreciation and amortization	90,283	11,850	23,593	(26)	35,443	125,726
Impairment loss on real estate	5,600	753	(753)	(27)	—	5,600
Management company expenses	13,990	—	—		—	13,990
Investment advisory, management, leasing, and development services	—	7,176	(5,179)	(28)	1,997	1,997
Reimbursable property personnel costs	—	2,879	(1,327)	(29)	1,552	1,552
Cost of condominium sales	—	9,396	—		9,396	9,396
General and administrative	18,271	20,083	—	(30)	20,083	38,354
Acquisition costs	2,779	—	—	(31)	—	2,779
Total expenses and other	210,794	77,621	22,013		99,634	310,428
Operating income (loss)	7,444	(7,564)	(5,154)		(12,718)	(5,274)
Other income and expenses
Interest and other income	619	180	—		180	799
Equity in net income (loss) of unconsolidated real estate entities	472	(8,167)	(971)	(32)	(9,138)	(8,666)
Gain on sale of real estate	—	(566)	566	(33)	—	—
Interest expense	(33,437)	(10,594)	(106)	(34)	(10,700)	(44,137)
Gain on liquidation of joint venture	—	118,201	(118,201)		—	—
Income (loss) before income taxes	(24,902)	91,490	(123,866)		(32,376)	(57,278)
Income tax benefit (expense)	1,730	(8,027)	—		(8,027)	(6,297)
Income (loss) from continuing operations	(23,172)	83,463	(123,866)		(40,403)	(63,575)
Discontinued operations:
Loss from discontinued operations	(3,322)	—	—		—	(3,322)
Gain on sale of real estate from discontinued operations	12,087	—	—		—	12,087
Total discontinued operations	8,765	—	—		—	8,765
Net income (loss)	(14,407)	83,463	(123,866)		(40,403)	(54,810)
Net (income) loss attributable to real estate partnerships and unit holders	3,313	(17,702)	1,992	(35)	(15,710)	(12,397)
Net loss for Parkway Properties, Inc.	(11,094)	65,761	(121,874)		(56,113)	(67,207)
Dividends on preferred stock	(3,433)	—	—		—	(3,433)
Dividends on convertible preferred stock	(6,604)	—	—		—	(6,604)
Net income (loss) attributable to common stockholders	$(21,131)	$65,761	$(121,874)		$(56,113)	$(77,244)
Loss from continuing operations attributable to common stockholders per common share:
Basic and diluted	$(0.33)	$1.40	$4.35		$(3.00)	$(0.93)
Weighted average common shares outstanding:
Basic and diluted	64,689	46,752	(28,048)	(36)	18,704	83,393

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

PARKWAY PROPERTIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(Unaudited)
(In thousands, except per share data)

	Parkway Historical	TPGI Historical	Pro Forma Adjustments		TPGI Pro Forma	Parkway Pro Forma
Revenues
Income from office and parking properties	$196,405	$54,922	$35,971	(22)	$90,893	$287,298
Management company income	19,778	—	—		—	19,778
Investment advisory, management, leasing and development services	—	20,271	(17,374)	(23)	2,897	2,897
Reimbursement of property personnel costs	—	5,183	(2,873)	(24)	2,310	2,310
Condominium sales	—	10,240	—		10,240	10,240
Total revenues	216,183	90,616	15,724		106,340	322,523
Expenses and other
Property operating expenses	76,360	31,860	9,746	(25)	41,606	117,966
Depreciation and amortization	78,195	15,701	31,556	(26)	47,257	125,452
Impairment loss on real estate	5,700	12,745	(12,745)	(27)	—	5,700
Impairment loss on management contracts and goodwill	41,967	—	—		—	41,967
Change in fair value of contingent consideration	216	—	—		—	216
Management company expenses	17,237	—	—		—	17,237
Investment advisory, management, leasing, and development services	—	12,461	(11,345)	(28)	1,116	1,116
Reimbursable property personnel costs	—	5,183	(2,873)	(29)	2,310	2,310
Cost of condominium sales	—	8,129	—		8,129	8,129
General and administrative	16,420	17,749	—	(30)	17,749	34,169
Acquisition costs	2,791	—	—	(31)	—	2,791
Total expenses and other	238,886	103,828	14,339		118,167	357,053
Operating loss	(22,703)	(13,212)	1,385		(11,827)	(34,530)
Other income and expenses
Interest and other income	272	74	—		74	346
Equity in net loss of unconsolidated real estate entities	—	(3,672)	(7,306)	(32)	(10,978)	(10,978)
Gain on sale of real estate	48	—	(48)	(33)	(48)	—
Recovery of loss on mortgage loan receivable	500	—	—		—	500
Interest expense	(34,920)	(16,847)	1,969	(34)	(14,878)	(49,798)
Loss before income taxes	(56,803)	(33,657)	(4,000)		(37,657)	(94,460)
Income tax benefit (expense)	(261)	385	—		385	124
Loss from continuing operations	(57,064)	(33,272)	(4,000)		(37,272)	(94,336)
Discontinued operations:
Income from discontinued operations	1,144	—	—		—	1,144
Gain on sale of real estate from discontinued operations	12,939	—	—		—	12,939
Total discontinued operations	14,083	—	—		—	14,083
Net income (loss)	(42,981)	(33,272)	(4,000)		(37,272)	(80,253)
Net loss attributable to real estate partnerships and unit holders	3,586	7,876	13,561	(35)	21,437	25,023
Net loss for Parkway Properties, Inc.	(39,395)	(25,396)	9,561		(15,835)	(55,230)
Dividends on preferred stock	(10,843)	—	—		—	(10,843)
Dividends on convertible preferred stock	(1,011)	—	—		—	(1,011)
Net loss attributable to common stockholders	$(51,249)	$(25,396)	$9,561		$(15,835)	$(67,084)
Loss from continuing operations attributable to common stockholders per common share:
Basic and diluted	$(1.62)	$(0.61)	$(0.42)		$(0.85)	$(1.34)
Weighted average common shares outstanding:
Basic and diluted	31,542	41,632	(22,928)	(36)	18,704	50,246

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

PARKWAY PROPERTIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

General

The Parkway Properties, Inc. (“Parkway”) and Thomas Properties Group, Inc. (“TPGI”) historical amounts include the reclassification of certain historical balances to conform to the pre-merger Parkway presentation of these unaudited pro forma condensed consolidated financial statements, as described below:

Balance Sheet:

•	TPGI’s balances for land and improvements and land and improvements-development properties were reclassified into office and parking properties.

•	TPGI’s balance for rents and other receivables, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for receivables from unconsolidated real estate entities, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for deferred rents, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for deferred leasing and loan costs, net, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for other assets, net, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for prepaid rent, previously disclosed as a separate line item, was reclassified into accounts payable and other liabilities.

•	TPGI’s balance for deferred revenue, previously disclosed as a separate line item, was reclassified into accounts payable and other liabilities.

•	TPGI’s balance for partners in consolidated real estate entities, previously disclosed as a separate line item, was reclassified into noncontrolling interests-real estate partnerships.

•	Parkway’s balance for below market rents, previously disclosed as accounts payable and other liabilities, was reclassified into below market rents.

•	Parkway’s balance for unit holders in operating partnership, previously disclosed as noncontrolling interests, was reclassified into noncontrolling interests-unit holders in operating partnership.
Statement of Operations:

•	TPGI’s balances for rental, tenant reimbursements, and parking and other, previously disclosed as separate line items of revenue, were reclassified into income from office and parking properties.

•
TPGI’s balances for investment advisory, management, leasing, and development services and investment advisory, management, leasing, and development services-unconsolidated real estate entities were combined into investment advisory, management, leasing, and development services.

•
TPGI’s balances for property operating and maintenance expense and real estate and other taxes expense, previously disclosed as separate line items of expenses, were reclassified into property operating expense.

The unaudited pro forma condensed consolidated financial statements are based on Parkway’s historical consolidated financial statements and TPGI’s historical consolidated financial statements, each of which Parkway has filed previously, and have been adjusted in the statements below to give effect to (i) the mergers, (ii) the sale of One Commerce Square, Two Commerce Square and Four Points Centre, which occured immediately following the completion of the mergers, (iii) the liquidation of the TPG/CalSTRS, LLC joint venture, which occurred on September 30, 2013 and which included the transfer of City National Plaza, (iv) the transfer of Reflections I and Reflections II, and Fair Oaks Plaza on September 27, 2013 by TPG/CalSTRS, and (v) the consolidation of San Felipe Plaza and CityWest Place, which were previously included in the TPG/CalSTRS joint venture, and Murano. Parkway acquired TPGI’s joint venture interest in TPG/CalSTRS Austin, LLC. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 give effect to the foregoing transactions as if they had occurred on January 1, 2012, the beginning of the earliest period presented. The unaudited pro forma combined balance sheet as of September 30, 2013 gives effect to the foregoing transactions as if they had occurred on September 30, 2013.

Balance Sheet

General

1.
Represents adjustments to record the acquisition of TPGI by Parkway based upon the estimated purchase price of approximately $1.2 billion. The calculation of the estimated purchase price to be allocated is as follows (in thousands):

Equity to be issued (a)	$417,948
Assumption of debt	675,149
Other liabilities	130,446
Noncontrolling interests	19,657
Estimated purchase price and fair value of noncontrolling interests	$1,243,200

a.
TPGI's 60.6 million shares of TPGI common stock (includes the assumption of phantom shares, restricted shares, and units in the operating partnership) converted to Parkway common shares at a fixed conversion rate of 0.3822 per TPGI share. The per share closing price of Parkway’s common stock on December 19, 2013 was $18.05.

The purchase price reflects the share price of Parkway’s common stock at closing consistent with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. The preliminary purchase price allocation of assets acquired and liabilities assumed is provided throughout these notes. The following provides a summary of the preliminary purchase price allocation by major categories of assets and liabilities in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 (in thousands):

Assets:
Total real estate	$633,000
Assets held for sale	354,079
Acquired intangible lease assets	73,935
Cash and cash equivalents	46,443
Investments in unconsolidated real estate entities	47,720
Restricted cash	4,425
Management contracts	4,334
Marketable securities	9,160
Condominium units held for sale	29,388
Receivables and other assets	40,716
Total assets	$1,243,200
Liabilities:
Mortgage loans	$335,731
Unsecured Loan	78,800
Accounts payable and other liabilities, net	58,929
Liabilities held for sale	260,618
Below market rents	53,005
Prepaid rent and deferred revenue	18,512
Total liabilities	$805,595
Noncontrolling interests	$19,657
Estimated fair value of net assets acquired	$417,948

Assets

2.
Office and parking properties reflects an adjustment to record the estimated decrease over TPGI’s historical investment in real estate based upon the preliminary estimated fair value for the tangible real estate assets to be acquired. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the consummation date of the parent merger and will be completed after the parent merger is consummated. Such final determination of the purchase price may be significantly different from the preliminary estimates used in the unaudited pro forma condensed consolidated financial statements.

The estimated values are as follows (in thousands):

TPGI Pro Forma
Land	$96,272
Buildings and improvements	491,768
Tenant improvements	44,960
Estimated fair value of real estate investments	$633,000

3.	Accumulated depreciation and amortization was adjusted to eliminate TPGI's historical accumulated depreciation and amortization.

4.	Investments in unconsolidated real estate entities was adjusted to eliminate the TPG/CalSTRS joint venture and to reflect the fair value adjustment related to TPG Austin Partners, LLC.

5.	Receivables and other assets was adjusted to account for the following (in thousands):

Pro Forma Adjustment
Elimination of rents and other receivables to reflect only consolidated assets	$(1,118)
Elimination of receivables for unconsolidated entities to reflect only consolidated assets	21,223
Elimination of deferred rents	(22,013)
Elimination of deferred leasing costs	(58,181)
Elimination of deferred loan costs	(2,330)
Elimination of deferred tax asset	(21,074)
Elimination of other assets	(2,464)
Acquisition of lease costs	16,650
Other	(1,200)
Total pro forma adjustments	$(70,507)

6.
Represents the bridge loan to TPGI that is eliminated in consolidation subsequent to the merger. Parkway plans to repay the funds obtained from the revolving line of credit to provide the bridge loan to TPGI using proceeds from the sale of Four Points Centre, One Commerce Square, and Two Commerce Square.

7.	Intangible assets, net reflects the purchase price allocation of the following items (in thousands):

TPGI Pro Forma
In place leases	$71,367
Above market rents	2,568
Estimated fair value of intangible assets	$73,935

8.	Management contracts, net adds the purchase price allocation of the management contracts acquired.

9.
Assets and liabilities held for sale represents the asset and liability values assigned to Four Points, One Commerce Square, and Two Commerce Square, which were sold immediately after the merger occurred.

10.	Restricted cash was adjusted to reflect the impact of the mergers and the other transactions included in the pro forma adjustment.

11.
Cash and cash equivalents was adjusted to reflect the impact of the mergers and the other transactions included in the pro forma adjustment and also includes the amount TPGI was required to contribute to TPG/CalSTRS in connection with its liquidation. The transaction costs of $45.4 million were not reflected in this amount as they have been included as an adjustment to accounts payable and other liabilities.

Liabilities

12.
Mortgage notes payable adjustment represents the elimination of the debt related to the previous consolidated assets of One Commerce Square, Two Commerce Square, and Four Points Centre and the assumption of the debt related to the San Felipe Plaza and CityWest Place assets and the associated mortgage premium.

13.	Accounts payable and other liabilities adjustments to TPGI’s historical balances are as follows (in thousands):

Pro Forma Adjustment
Estimated transaction costs	$45,400
Elimination of accounts payable and other liabilities for properties not acquired in the transaction	(38,594)
Reflection of prepaid and deferred rent for the acquired assets	18,512
Total pro forma adjustments	$25,318

14.	Acquired lease intangible assets reflecting the purchase price allocation of below market rents.

15.	Represents the elimination of losses and distributions in excess of investments in unconsolidated real estate entities.

Equity

16.	Common stock represents the adjustment to convert TPGI’s historical equity into Parkway common stock.

17.	The adjustment to additional paid in capital is to reflect the adjustment to convert TPGI’s historical equity into Parkway common stock.

18.	Represents elimination of TPGI’s accumulated deficit and the reflection of $45.4 million in anticipated transaction costs.

19.	Noncontrolling interest - real estate partnerships was adjusted to eliminate the unaffiliated partner’s interests in properties other than Murano and TPG Austin Partners, LLC.

20.	Noncontrolling interest - unit holders in operating partnership represents the adjustment to convert TPGI’s historical units in operating partnership into Parkway units in operating partnership.

Statements of Operations

General

21.
Statement of Operations for TPGI and Parkway reflects the impact of discontinued operations. Adjustments reflect the effect on Parkway’s and TPGI’s historical consolidated statement of operations and shares used in computing earnings per share as if the TPGI acquisition occurred on January 1, 2012.

Revenue

22.
The TPGI pro forma reflects rental revenue generated on a straight line basis as if TPGI had consummated each of its 2012 and 2013 (through September 30) property acquisitions on January 1, 2012. The pro forma adjustment is the difference between the TPGI pro forma amount and the TPGI historical amount. The TPGI pro forma rental revenue is calculated as follows (in thousands):

	For the Nine Months Ended September 30, 2013	For the Year Ended December 31, 2012
Contractual rent	$57,746	$75,697
Straight-line rent adjustment	2,105	2,986
Above and below market lease amortization, net	9,599	12,210
TPGI pro forma rental revenue	$69,450	$90,893

23.	Investment advisory, management, leasing and development services was adjusted to reflect the pro forma revenue related to the services provided to TPG Austin Partners, LLC.

24.	Reimbursement of property personnel costs was adjusted to reflect the pro forma revenues related to TPG Austin Partners, LLC.

Expense

25. Property operating expense was adjusted to reflect the expenses for the consolidation of San Felipe Plaza and City West Place.

26.	The proforma adjustment for depreciation and amortization reflects the revised depreciation and amortization expense as follows based upon the preliminary purchase price allocation (in thousands):

	For the Nine Months Ended September 30, 2013	For the Year Ended December 31, 2012
Buildings and improvements	$16,272	$21,696
In place lease assets	16,502	22,002
Lease commissions	2,669	3,559
TPGI pro forma depreciation and amortization	$35,443	$47,257

27. Impairment losses on real estate was adjusted for impairment losses on assets that will not be acquired in connection with the mergers.

28.	Investment advisory, management, leasing, and development services was adjusted to reflect the expenses related to the services provided to TPG Austin Partners, LLC.

29.	Reimbursable property personnel costs was adjusted to reflect the expenses related to TPG Austin Partners, LLC.

30.	Parkway expects annual cost savings of $13.9 million as a result of the mergers. These savings, however, are not reflected in the pro forma income adjustments.

31.
Acquisition costs represent estimated transaction costs related to the mergers, including, but not limited to, advisor fees, printing fees, and transfer fees of $45.4 million, of which $35.9 million was borne by TPGI prior to the mergers. These costs, however, are not reflected in the pro forma income adjustments.

32.	Equity in net income (loss) of unconsolidated real estate entities was adjusted to reflect the impact of the mergers and the other transactions included in the pro forma adjustments.

33.	Gain on sale of real estate was eliminated.

34.	Interest expense reflects an adjustment to TPGI’s historical interest expense to account for the assumption of mortgages of San Felipe Plaza and CityWest Place and the related fair value adjustment.

The adjustment includes the following (in thousands):

	For the Nine Months Ended September 30, 2013	For the Year Ended December 31, 2012
Interest on mortgages assumed	$13,088	$18,063
Mortgage premium amortization	(2,388)	(3,185)
Total interest expense adjustment	$10,700	$14,878

35.	Noncontrolling interest was adjusted to eliminate the unaffiliated partner’s interests in properties other than Murano and TPG Austin Partners, LLC.

36.	Weighted average common shares outstanding reflects the adjustment from TPGI’s historical common shares outstanding to the Parkway shares issued at closing of the merger.